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              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                                                                      Exhibit 23


                             Accountants' Consent


The Board of Directors
The Guarantee Life Companies Inc:


We consent to the inclusion of our report dated June 26, 1998, with respect to the balance sheets of Westfield Life Insurance Company as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K/A of the The Guarantee Life Companies Inc. dated August 14, 1998.

                                       KPMG Peat Marwick LLP
                                       /s/ KPMG Peat Marwick LLP

Omaha, Nebraska
August 14, 1998